                                                                    EXHIBIT 99.2


                     NOVAK & LACKEY CONSTRUCTION CO., INC.
                     -------------------------------------
                       COMPARATIVE FINANCIAL STATEMENTS
                                     with
                        INDEPENDENT ACCOUNTANT'S REPORT
                        ------------------------------
                         FOR THE THREE AND NINE MONTHS
                         ENDED MARCH 31, 1997 AND 1996

                     NOVAK & LACKEY CONSTRUCTION CO., INC.
                     -------------------------------------

                                   CONTENTS
                                   --------

                                                                           Pages
                                                                           -----

Accountant's Compilation Report                                              1

Financial Statements:

   Comparative Balance Sheets                                                2
   Comparative Statements of
     Earnings and Retained Earnings                                          3
   Comparative Statements of Cash Flows                                      4

Additional Information:

   Comparative Selling, General
     and Administrative Expenses                                             5

                 [LETTERHEAD OF BILL MITTS, INC. APPEARS HERE]



                        ACCOUNTANT'S COMPILATION REPORT
                        -------------------------------



   To the Board of Directors

      Novak & Lackey Construction Co., Inc.

        I have compiled the accompanying comparative balance sheets of

                     NOVAK & LACKEY CONSTRUCTION CO., INC.


as of March 31, 1997 and 1996, and the related comparative statements of earnings and retained earnings for the three months and nine months ended March 31, 1997 and 1996, and additional information (page 5) which is presented for purposes of further analysis, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Accountants.

     A compilation is presented in the form of financial statements information that is the representation of the management. I have not audited or reviewed the accompanying financial statements and additional information and, accordingly, do not express an opinion or any other form of assurance on them.

     Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's financial position, results of operations and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.



                                        /s/ Bill Mitts, Inc.
                                        ---------------------
                                        BILL MITTS, INC., CPA




Oklahoma City, OK
May 15, 1997

                     NOVAK & LACKEY CONSTRUCTION CO., INC.

                          COMPARATIVE BALANCE SHEETS
                          --------------------------

                            MARCH 31, 1997 and 1996

                                    ASSETS
                                    ------

                                                      1997            1996
                                                      ----            ----
Current assets:
   Cash and cash equivalents                    $  438,893      $  174,975
   Contract receivables                          1,127,938         690,466
   Costs and estimated earnings in excess of
      billings on uncompleted contracts            165,443         151,693
   Prepaid expenses                                 42,229          44,360
                                                ----------      ----------
        Total current assets                     1,774,503       1,061,494
Property and equipment, at cost less
   accumulated depreciation                        916,775         191,711
Investment in marketable securities                309,499         318,196
Cash value of life insurance                        46,988          44,720
                                                ----------      ----------
        Total assets                            $3,047,765      $1,616,121
                                                ==========      ==========

                     LIABILITIES AND STOCKHOLDER'S EQUITY
                     ------------------------------------

Current liabilities:
   Trade accounts payable                       $  784,341      $      -0-
   Short term notes payable                         75,000             -0-
   Billings in excess of costs and estimated
      earnings on uncompleted contracts             36,986          58,674
   Accrued expenses                                 39,912          51,620
   Current income taxes                            310,609          85,056
   Deferred income taxes                            45,034         109,538
                                                ----------      ----------
        Total current liabilities                1,291,882         304,888

Deferred income taxes                                3,586           5,720
   Commitments and contingencies                       -0-             -0-
                                                ----------      ----------

        Total liabilities                        1,295,468         310,608
                                                ----------      ----------

Stockholder's equity:
   Common stock, $1 par value, 10,000
      shares authorized, 2,500 shares issued         2,500           2,500
   Retained earnings                             1,729,258       1,273,911
   Unrealized gains on securities                   22,539          29,102
                                                ----------      ----------

        Total stockholder's equity               1,752,297       1,305,513
                                                ----------      ----------

        Total liabilities and
           stockholder's equity                 $3,047,765      $1,616,121
                                                ==========      ==========

                      See Accountant's Compilation Report

                     NOVAK & LACKEY CONSTRUCTION CO., INC.
                      COMPARATIVE STATEMENTS OF EARNINGS
                             AND RETAINED EARNINGS
                     -------------------------------------
          FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 1997 and 1996



                                    Three Months Ended              Nine Months Ended
                                         March 31,                      March 31,

                                      1997            1996             1997           1996
                                      ----            ----             ----           ----
Contract revenues earned        $2,613,671      $1,523,234      $10,303,550     $4,986,555

Costs of earned revenue          2,198,863       1,251,638        9,042,797      4,202,441
                                ----------      ----------      -----------     ----------

    Gross Profit                   414,808         271,596        1,260,753        784,114

Selling, general and
  administrative expenses          151,695         129,250          750,967        660,515
                                ----------      ----------      -----------     ----------

    Earnings from operations       263,113         142,346          509,786        123,599

Other income (deductions):
  Gain (loss) on sale of assets        -0-           4,727              393          4,727
  Interest and dividend income      10,400           3,517           40,566         22,725
  Interest expense                    (619)           (104)          (1,974)          (221)
  Other investment income            3,858           2,972           21,747          6,980
  Other investment expense            (106)           (302)            (355)          (908)
                                ----------      ----------      -----------     ----------
                                    13,533          10,810           60,374         33,303
                                ----------      ----------      -----------     ----------
    Earnings before income tax     276,646         153,156          570,160        156,902

Provision for income taxes:
        Current                    139,009          62,869          245,471        126,948
        Deferred                   (52,015)         (6,514)         (66,196)       (70,600)
                                ----------      ----------      -----------     ----------
                                    86,994          56,355          179,275         56,348
                                ----------      ----------      -----------     ----------


        Net income                 189,652          96,801          390,885        100,554

Returned earnings,
  beginning of period            1,537,606       1,177,110        1,336,373      1,173,357
                                ----------      ----------      -----------     ----------

Retained earnings,
  end of period                 $1,727,258      $1,273,911      $ 1,727,258     $1,273,911
                                ==========      ==========      ===========     ==========

                      See Accountant's Compilation Report

                     NOVAK & LACKEY CONSTRUCTION CO., INC.

                     COMPARATIVE STATEMENTS OF CASH FLOWS
                     ------------------------------------
               FOR THE NINE MONTHS ENDED MARCH 31, 1997 and 1996


INCREASE (DECREASE) IN CASH:
----------------------------
                                                      1997            1996
                                                      ----            ----
Cash flows from operating activities:           $  390,885      $  100,554
  Net earnings
  Adjustments to reconcile net earnings
  to net cash provided by operations:
     Depreciation of property and equipment         43,410          48,834
    Gain on sale of assets                            (393)         (4,727)
    Deferred income taxes                          (66,196)        (70,600)
    Change in certain assets and liabilities:
      Contract receivables                        (718,418)        125,414
      Costs and estimated earnings in excess
        of billings on uncompleted contracts       (86,434)         21,454
      Prepaid expenses                              (9,941)        (27,361)
      Trade accounts payable                       784,186          (1,623)
      Billings in excess of costs and estimated
        earnings on uncompleted contracts           30,870           3,354
      Accrued expenses                             (21,548)        (30,282)
      Current income taxes                         200,177          84,086
                                                ----------      ----------
        Net cash provided by operations            546,598         249,103
                                                ----------      ----------

Cash flows from investing activities:
  Proceeds from sale of assets                         393           4,727
  Purchase of equipment                            (58,000)        (51,540)
  Land & building under construction              (585,752)         (5,000)
  Increase in cash value of life insurance          (2,268)         (4,082)
                                                ----------      ----------
        Net cash used in investing activities     (645,627)        (55,895)
                                                ----------      ----------

Cash flows from financing activities:
  Proceeds of line-of-credit with bank              75,000             -0-
  Principal payments on bank loan                      -0-         (12,557)
                                                ----------      ----------
        Net cash provided by
          (used in) financing activities            75,000         (12,557)
                                                ----------      ----------

Net increase (decrease) in cash and cash
  equivalents                                      (24,029)        180,651

Cash and cash equivalents at beginning of year     462,922          (5,676)
                                                ----------      ----------

Cash and cash equivalents at end of period      $  438,893      $  174,975
                                                ==========      ==========

SUPPLEMENTAL DISCLOSURES OF CASH INFORMATION:
---------------------------------------------

Cash paid during period for:
        Interest expense                        $    1,904      $      221
        Income taxes                                44,317          53,407
Unrealized gains on securities, net of tax          22,539          29,102


                      See Accountant's Compilation Report

                     NOVAK & LACKEY CONSTRUCTION CO., INC.

                 SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
                 --------------------------------------------

          FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 1997 AND 1996

                                        Three Months Ended      Nine Months Ended
                                             March 31,              March 31,

                                        1997        1996        1997        1996
                                      --------    --------    ---------   --------
Selling and quality control:
  Automobile operating                $  6,024    $  2,417    $  18,993   $ 10,024
  Bidding expense                        1,025         107        5,899      1,723
  Entertainment and promotion              333       1,561          651      2,681
  Salaries and bonuses                  39,257      47,493      287,654    235,170
  Payroll taxes and insurance            1,606       1,942       11,765      9,618
  Travel and lodging                     2,846       1,525       12,636      5,458
  Vehicle lease                          2,200         -0-       14,300      5,500
                                      --------    --------    ---------   --------
                                        53,291      55,045      351,898    270,174
                                      --------    --------    ---------   --------

General and Administrative:
  Accounting                             5,905       5,150        7,470      6,830
  Advertising                              -0-           9          382      1,126
  Computer                               1,350       1,450        5,334      4,726
  Contributions                            336         -0-        1,366        180
  Dues & publications                    2,039       2,313        2,713      4,175
  Depreciation                           6,895       5,117       19,593     14,705
  Employee benefits - group ins.         3,840       2,185       12,746      6,721
  Legal and compliance                     -0-       8,412        3,056     20,499
  Insurance - general                   10,114       8,248       27,405     27,523
  Office salaries                       20,071      14,166       52,501     36,125
  Officer's salary                      16,728      16,380      192,488    219,140
  Office supplies and postage            4,267       2,314       10,238     13,341
  Miscellaneous                             45         246        3,005       (273)
  Payroll taxes and insurance            3,390       1,702        9,387     14,249
  Rent                                   9,943         -0-       11,693        -0-
  Repairs and maintenance                1,639       1,063        6,227      4,750
  Taxes - general                           42         877        4,676      4,051
  Telephone and communications          10,372       3,534       24,545      9,040
  Utilities                              1,428       1,039        4,244      3,433
                                      --------    --------    ---------   --------
                                        98,404      74,205      399,069    390,341
                                      --------    --------    ---------   --------
              Total selling, general
                and administrative    $151,695    $129,250    $ 750,967   $660,515
                                      ========    ========    =========   ========

                      See Accountant's Compilation Report